UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934
Date of Report:  June 16, 2008
(Date of earliest event reported)
AGILYSYS, INC.

(Exact name of registrant as specified in its charter)

Ohio	000-5734	34-0907152

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2255 Glades Road, Suite 301E, Boca Raton, Florida	33431

(Address of principal executive offices)	(ZIP Code)
Registrant’s telephone number, including area code:  (561) 999-8700
N/A

(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events
On June 16, 2008, Agilysys, Inc. (the “Company”) filed Form 12b-25 with the Securities and Exchange Commission (SEC) to report that it will be unable to timely file its Form 10-K for the fiscal year ended March 31, 2008.
As previously announced, Agilysys will recognize its share of equity income, which is expected to be significant, from the company’s 20% ownership interest in Magirus AG. This income is largely due to the gain on sale of a portion of Magirus’ business to Avnet in late 2007.
Due to the materiality of Magirus to Agilysys’ financial statements in fiscal 2008, an independent audit of Magirus AG must be completed before the 2008 Form 10-K can be filed. It is unlikely Agilysys will meet the Form 12b-25 extended timeline based on the estimated time to complete the audit.

Item 9.01	Financial Statements and Exhibits
(c)  Exhibits
99.1	Press release issued by the Company dated June 16, 2008, announcing that it is unlikely that the Company will meet the Form 12b-25 extended timeline based on the estimated time to complete the audit.
SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AGILYSYS, INC.
By:	/s/ Martin F. Ellis
Martin F. Ellis
Executive Vice President, Treasurer and Chief Financial Officer

Date:  June 16, 2008

Exhibit Index

Exhibit Number	Description

99.1	Press release issued by the Company dated June 16, 2008, announcing that it is unlikely that the Company will meet the Form 12b-25 extended timeline based on the estimated time to complete the audit.